Exhibit 4.1.1

EXECUTION VERSION

OMNIBUS SECURITIZATION AGREEMENTS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 18, 2025 (this “Agreement”), among Discover Bank, a Delaware banking corporation (“Discover Bank”), in its capacity as original originator, seller, master servicer, servicer and calculation agent (collectively, the “Original Originator, Seller, Master Servicer, Servicer, and Calculation Agent” and, individually, the “Original Originator,” “Original Seller,” “Original Master Servicer,” “Original Servicer” or “Original Calculation Agent”) and in its individual capacity, Discover Funding LLC, a Delaware limited liability company (“Funding”), as transferor (the “Transferor”) and in its individual capacity, and Capital One, National Association, a national banking association (“CONA”), in its capacity as new originator, seller, master servicer, servicer and calculation agent (collectively, the “New Originator, Seller, Master Servicer, Servicer, and Calculation Agent” and, individually, the “New Originator,” “New Seller,” “New Master Servicer,” “New Servicer” or “New Calculation Agent”) and in its individual capacity.

RECITALS

WHEREAS, Discover Bank and Funding are parties to the Receivables Sale and Contribution Agreement, dated as of December 22, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Receivables Sale Agreement”);

WHEREAS, the Transferor, the Original Master Servicer, the Original Servicer and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (“USBTC”), as trustee (in such capacity, the “Trustee”) for the Discover Master Trust I (the “Master Trust”), are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015, as amended by Amendment No. 1 thereto, dated as of May 31, 2023 (as so amended and restated, and as further amended, restated, supplemented, or otherwise modified from time to time, the “PSA”), and as supplemented by the Amended and Restated Series 2007-CC Supplement thereto, dated as of December 22, 2015 (as so amended and restated, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Series Supplement”), as modified by the Series Termination Date Extension Agreement, dated as of January 31, 2023 (the “Extension Agreement” and, collectively with the PSA and the Series Supplement, the “Pooling and Servicing Agreement”);

WHEREAS, Discover Bank and the special member admitted to Funding as a member of Funding in accordance therewith (the “Special Member”) are parties to the Amended and Restated Limited Liability Company Agreement of Discover Funding LLC, dated as of May 18, 2015 (as so amended and restated, and as further amended, restated, supplemented, or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, the Discover Card Execution Note Trust, a statutory trust organized under the laws of the State of Delaware (the “Issuer”),and USBTC, as indenture trustee (in such capacity, the “Indenture Trustee”) are parties to the Amended and Restated Indenture, dated as of December 22, 2015, as amended by Amendment No. 1 thereto, dated as of August 27, 2019 and as further amended by Amendment No. 2 thereto, dated as of May 31, 2023 (as so amended and restated, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Second Amended and Restated Indenture Supplement for the DiscoverSeries Notes, dated as of December 22, 2015, as amended by

Amendment No.1 thereto, dated as of August 27, 2019, and, in each case, as supplemented by the Terms Documents listed on Schedule A hereto, each, as amended, supplemented, or otherwise modified as of the date hereof (as so amended, restated, supplemented, or otherwise modified, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”);

WHEREAS, the Issuer, Discover Bank, and Funding are parties to the Risk Retention Agreements listed on Schedule A hereto (in each case, as amended, restated, supplemented, or otherwise modified from time to time, a “Risk Retention Agreement” and, collectively, the “Risk Retention Agreements”);

WHEREAS, the Issuer, the Original Master Servicer, the Original Servicer, and FTI Consulting, Inc., a Maryland corporation, as asset representations reviewer (the “Asset Representations Reviewer”), are parties to the Asset Representations Review Agreement, dated as of January 7, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Asset Representations Review Agreement”);

WHEREAS, the Transferor, the Original Master Servicer, Original Servicer, the Trustee, as secured party, and U.S. Bank National Association, as intermediary (in such capacity, the “Intermediary”), are parties to the Securities Account Control Agreement, dated as of July 1, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Account Control Agreement”);

WHEREAS, Schedule A hereto lists all agreements relating to the securitization program contemplated by the Pooling and Servicing Agreement and the Indenture, including the Receivables Sale Agreement, the Pooling and Servicing Agreement, the LLC Agreement, the Indenture, the Risk Retention Agreements, the Asset Representations Review Agreement, and the Account Control Agreement, and all amendments or supplements thereto (each, a “Securitization Agreement” and, collectively, the “Securitization Agreements”);

WHEREAS, Discover Bank owns the sole membership interest in Funding;

WHEREAS, on February 19, 2024, Discover Financial Services, a Delaware corporation (“DFS”), and Capital One Financial Corporation, a Delaware corporation (“COFC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (a) a wholly-owned subsidiary of COFC will merge with and into DFS as the surviving entity (the “First-Step Merger”), (b) immediately following the First-Step Merger, DFS as the surviving entity, will merge with and into COFC, with COFC as the surviving entity (the “Second-Step Merger”), and (c) immediately following the Second-Step Merger, pursuant to an Agreement and Plan of Merger, dated as of February 19, 2024 (the “Bank Merger Agreement”), Discover Bank, a wholly-owned subsidiary of DFS, will merge with and into CONA, with CONA as the surviving entity (collectively, the “Merger”);

WHEREAS, the Merger shall be effective as of May 18, 2025;

WHEREAS, by virtue of the Merger, all property of every type and interests therein, all rights, franchises, and choses in action, and all of the liabilities and obligations of every kind and description of Discover Bank as they exist at the time of the Merger shall become the property, rights, franchises, and choses in action, and liabilities and obligations of CONA without any other transfer, and, upon the Merger, and without any order or other action, CONA shall hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Discover Bank at the time of the Merger, subject to applicable law, and on and after the effectiveness of the Merger, Discover Bank shall cease to exist; and

WHEREAS, for the avoidance of doubt, in connection with the Merger, Discover Bank, in its capacity as the Original Originator, Seller, Master Servicer, Servicer and Calculation Agent or in its individual capacity, as applicable, seeks to assign all of its right, title, and interest, and delegate all of its duties, obligations, and liabilities, in, to, and under the Receivables Sale Agreement, the Pooling and Servicing Agreement, the LLC Agreement, the Indenture, the Risk Retention Agreements, the Asset Representations Review Agreement, and the Account Control Agreement as they exist at the time of the Merger, to CONA, in its capacity as the New Originator, Seller, Master Servicer, Servicer and Calculation Agent or in its individual capacity, as applicable;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION;

INTENTION OF ASSIGNMENT

SECTION 1.1. Definitions. Unless otherwise defined in this Agreement, all defined terms used herein, including the Recitals hereto, shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement and, if not defined therein, in the Indenture and, if not defined therein, in any other Securitization Agreement, as the context requires.

SECTION 1.2. Assignment, Assumption, and Acceptance.

(a) For good and valuable consideration, receipt of which is hereby acknowledged, effective as of the date hereof, Discover Bank, in its capacity as the Original Originator, Seller, Master Servicer, Servicer, and Calculation Agent or in its individual capacity, as applicable, does hereby assign all of its right, title, and interest, and delegate all of its duties, obligations, and liabilities, in, to, and under the Receivables Sale Agreement, the Pooling and Servicing Agreement, the LLC Agreement, the Indenture, the Risk Retention Agreements, the Asset Representations Review Agreement, and the Account Control Agreement as they exist at the time of the Merger, to CONA, in its capacity as the New Originator, Seller, Master Servicer, Servicer, and Calculation Agent or in its individual capacity, as applicable.

(b) For good and valuable consideration, receipt of which is hereby acknowledged, effective as of the date hereof, CONA, in its capacity as the New Originator, Seller, Master Servicer, Servicer and Calculation Agent or in its individual capacity, as applicable, does hereby accept all such assigned right, title, and interest, and assume all such duties, obligations, and liabilities and the performance of every covenant under the Securitization Agreements as they exist at the time of the Merger, and agrees that it shall be substituted for Discover Bank, in its capacity as the Original Originator, Seller, Master Servicer, Servicer and Calculation Agent or in its individual capacity, as applicable, under each of the Receivables Sale Agreement, the Pooling and Servicing Agreement, the LLC Agreement, the Indenture, the Risk Retention Agreements, the Asset Representations Review Agreement, and the Account Control Agreement.

SECTION 1.3. Intention of Parties Relating to Succession and the Securitization Agreements.

(a) Receivables Sale Agreement.

(i) The parties hereto that are also parties to the Receivables Sale Agreement agree that, on and after the date hereof, CONA shall be the successor by merger to Discover Bank under the Receivables Sale Agreement.

(ii) The parties hereto that are also parties to the Receivables Sale Agreement agree that, on and after the date hereof, references to “Discover Bank” and its organization as a “Delaware banking corporation” (including for purposes of any representation or warranty to that effect) in the Receivables Sale Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association (including for purposes of any representation or warranty to that effect), as successor by merger to Discover Bank, in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the Receivables Sale Agreement, including the due and punctual performance and observance of all the terms, covenants and conditions of the Receivables Sale Agreement to be kept or performed by Discover Bank, on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(b) Pooling and Servicing Agreement.

(i) The parties hereto that are also parties to the Pooling and Servicing Agreement agree that, on and after the date hereof, CONA, in its capacity as the New Master Servicer and New Servicer, shall be the successor by merger to Discover Bank, in its capacity as the Original Master Servicer and Original Servicer, under the Pooling and Servicing Agreement.

(ii) The parties hereto that are also parties to the Pooling and Servicing Agreement agree that, on and after the date hereof, references to “Discover Bank” and its organization as a “Delaware banking corporation” (including for purposes of any representation or warranty to that effect) in the Pooling and Servicing Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association (including for purposes of any representation or warranty to that effect), as successor by merger to Discover Bank in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the Pooling and Servicing Agreement, including the due and punctual performance and observance of all the terms, covenants and conditions of the Pooling and Servicing Agreement to be kept or performed by the Original Master Servicer or the Original Servicer, as applicable, on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(c) LLC Agreement.

(i) The parties hereto that are also parties to the LLC Agreement agree that, on and after the date hereof, (A) CONA, in its individual capacity, shall be the successor by merger to Discover Bank, in its individual capacity, under the LLC Agreement and (B) as such merger was effected in compliance with the Transaction Documents (as defined in the LLC Agreement), in accordance with Section 21 of the LLC Agreement, without further act, CONA shall be the Member thereunder, and such merger shall not constitute an assignment for purposes of the LLC Agreement and Funding shall continue without dissolution.

(ii) The parties hereto that are also parties to the LLC Agreement agree that, on and after the date hereof, references to “Discover Bank,” its organization as a banking corporation chartered under the laws of the State of Delaware, and the “Member” in the LLC Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association, as successor by merger to Discover Bank, in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the LLC Agreement on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(d) Indenture.

(i) The parties hereto that are also parties to the Indenture agree that, on and after the date hereof, CONA, in its capacity as the New Master Servicer and New Calculation Agent shall be the successor by merger to Discover Bank, in its capacity as the Original Master Servicer and Original Calculation Agent, for purposes of the Indenture.

(ii) The parties hereto that are also parties to the Indenture agree that, on and after the date hereof, references to “Discover Bank” and its organization as a “Delaware banking corporation” in the Indenture, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association, as successor by merger to Discover Bank, in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the Indenture, including the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be kept or performed by the Original Calculation Agent, on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(e) Risk Retention Agreements.

(i) The parties hereto that are also parties to a Risk Retention Agreement agree that, on and after the date hereof, CONA shall be the successor by merger to Discover Bank for purposes of such Risk Retention Agreement.

(ii) The parties hereto that are also parties to a Risk Retention Agreement agree that, on and after the date hereof, references to “Discover Bank” and its organization as a “Delaware banking corporation” in such Risk Retention Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association, as successor by merger to Discover Bank, in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of each Risk Retention Agreement on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(f) Asset Representations Review Agreement.

(i) The parties hereto that are also parties to the Asset Representations Review Agreement agree that, on and after the date hereof, CONA, in its capacity as the New Master Servicer and New Servicer and in its individual capacity, shall be the successor by merger to Discover Bank, in its capacity as the Original Master Servicer and Original Servicer and in its individual capacity, under the Asset Representations Review Agreement.

(ii) The parties hereto that are also parties to the Asset Representations Review Agreement agree that, on and after the date hereof, subject to the proviso below, references to “Discover Bank” and its organization as a “Delaware banking corporation” in the Asset Representations Review Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA and its organization as a national banking association, as successor by merger to Discover Bank, in each case unless otherwise specified herein; provided, however, that, in the case of the representations and warranties, Review Materials, and Tests set forth in Schedule I to the Asset Representations Review Agreement, for Subject Receivables (i) created prior to the Effective Date (as defined in the Asset Representations Review Agreement) and transferred pursuant to the 2010 Pooling and Servicing Agreement and (ii) created on and after the Effective Date but prior to the effective date for the Merger and transferred pursuant to the Receivables Sale Agreement and the Pooling and Servicing Agreement, references to “Discover Bank” shall continue to relate to Discover Bank and its organization as a “Delaware banking corporation” and not to CONA or its organization as a national banking association.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the Asset Representations Review Agreement on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

(iv) All capitalized terms used in this subsection 1.3(f) and not defined in this Agreement shall have the meanings set forth in the Asset Representations Review Agreement.

(g) Account Control Agreement.

(i) The parties hereto that are also parties to the Account Control Agreement agree that, on and after the date hereof, CONA, in its capacity as the New Master Servicer and New Servicer and in its individual capacity, shall be the successor by merger to Discover Bank, in its capacity as the Original Master Servicer and Original Servicer and in its individual capacity, under the Account Control Agreement.

(ii) The parties hereto that are also parties to the Account Control Agreement agree that, on and after the date hereof, references to “Discover Bank” in the Account Control Agreement, including all obligations, benefits, and requirements thereof, shall relate to CONA, as successor by merger to Discover Bank, in each case unless otherwise specified herein.

(iii) CONA, as successor by merger to Discover Bank, confirms and agrees to be bound by the terms of the Account Control Agreement on and after the date hereof in the same manner as Discover Bank was bound thereunder prior to the date hereof.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Conditions to Effectiveness. This Agreement shall be deemed to have been delivered immediately prior to the Merger and the assignments and assumptions provided for by this Agreement shall become effective on the date (the “Closing Date”) on which (A) the following conditions are satisfied or waived and (B) CONA shall have received such further information, certificates and documents as it may reasonably request:

(a) Receivables Sale Agreement.

(i) ten (10) days’ prior notice from Discover Bank to Funding, the Trustee and each Rating Agency of this Agreement, delivered pursuant to Section 9.06 of the Receivables Sale Agreement;

(ii) delivery to Funding of an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary or appropriate to continue and maintain the first-priority perfected ownership interest of Funding in the Receivables, delivered pursuant to subsection 5.1(f) of the Receivables Sale Agreement;

(iii) delivery of counterparts of this Agreement, duly executed by the parties hereto; and

(iv) Discover Bank has been merged with and into CONA.

(b) Pooling and Servicing Agreement.

(i) notice from Discover Bank to each Rating Agency of this Agreement, delivered pursuant to Section 8.02 of the Pooling and Servicing Agreement;

(ii) delivery of counterparts of this Agreement, duly executed by the parties hereto; and

(iii) Discover Bank has been merged with and into CONA.

(c) LLC Agreement.

(i) delivery of counterparts of this Agreement, duly executed by the parties hereto; and

(ii) Discover Bank has been merged with and into CONA.

(d) Indenture.

(i) notice from Discover Bank to each Note Rating Agency of this Agreement, delivered pursuant to Section 509 of Indenture;

(ii) delivery of counterparts of this Agreement, duly executed by the parties hereto; and

(iii) Discover Bank has been merged with and into CONA.

(e) Risk Retention Agreements.

(i) delivery of counterparts of this Agreement, duly executed by the parties hereto; and

(ii) Discover Bank has been merged with and into CONA.

(f) Asset Representations Review Agreement.

(i) delivery of counterparts of this Agreement duly executed by the parties hereto; and

(ii) Discover Bank has been merged with and into CONA.

(g) Account Control Agreement.

(i) delivery of counterparts of this Agreement duly executed by the parties hereto; and

(ii) Discover Bank has been merged with and into CONA.

SECTION 2.2. Certain Transition Matters regarding Activities Performed by Discover Bank Before Merger. On or prior to the Closing Date, Discover Bank shall deliver a certificate, signed by an authorized officer of Discover Bank, pursuant to which it represents and warrants, as of the Closing Date, that (i) Funding is the sole owner of the Transferor Interest; (ii) the listing of the Securitization Agreements set forth in Schedule A hereto is a true, accurate and complete list of the contracts and other documents relating to the Master Trust and the Issuer and all such contracts and other documents have been made available to CONA; (iii) each Securitization Agreement is a valid, legally binding agreement of Discover Bank or a subsidiary thereof that is party thereto, subject to the bankruptcy and equity exceptions, and Discover Bank, and to the knowledge of Discover Bank, each other party thereto, is in compliance with its obligations thereunder; and (iv) the Transferor or any issuing entity previously established, directly or indirectly, by the Transferor or any Affiliate of the Transferor has satisfied, to the extent applicable, the Registrant Requirements in General Instructions I.A.1.(a), (b) and (c) to Form SF-3 during the twelve calendar months and any portion of the month immediately preceding the date of this Agreement with respect to previous offerings of asset-backed securities involving the same asset class as the asset class backing the Notes issued by the Issuer.

SECTION 2.3.Filing of Financing Statements. In connection herewith, each of Discover Bank and the Transferor agrees to prepare for filing, and CONA agrees to record and file, any financing statements (or if a financing statement is already on record, an assignment of such financing statement) and continuation statements with respect to such financing statements, when applicable, meeting the requirements of applicable state law, in such jurisdictions as are necessary to perfect and maintain perfection of the transfers and other assignments contemplated hereby.

SECTION 2.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 2.5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 2.6. Schedule. The schedule attached hereto and referenced herein shall constitute a part of this Agreement and is incorporated into this Agreement for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first set forth above.

DISCOVER BANK,
as Original Originator, Seller, Master Servicer, Servicer and Calculation Agent and in its individual capacity

By:	/s/ Patricia S. Hall
	Name:	Patricia S. Hall
	Title:	Vice President, Chief Financial Officer and Assistant Treasurer

DISCOVER FUNDING LLC,
as Transferor and in its individual capacity

By:	/s/ Patricia S. Hall
	Name:	Patricia S. Hall
	Title:	Vice President, Chief Financial Officer and Treasurer

[Signature page to Omnibus Securitization Agreements Assignment and Assumption Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as New Originator, Seller, Master Servicer, Servicer and Calculation Agent and in its individual capacity

By:	/s/ Franco E. Harris
	Name:	Franco E. Harris
	Title:	Managing Vice President,
Corporate Treasury, Treasurer

[Signature page to Omnibus Securitization Agreements Assignment and Assumption Agreement]

Schedule A

Securitization Agreements

A.	The Receivables Sale and Contribution Agreement, dated as of December 22, 2015, between Discover Bank and Funding;

B.

The Third Amended and Restated Pooling and Servicing Agreement, dated as of December 22, 2015, as amended by Amendment No. 1 thereto, dated as of May 31, 2023, among Funding, as Transferor, Discover Bank, as Master Servicer and Servicer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee;

C.

The Amended and Restated Series 2007-CC Supplement, dated as of December 22, 2015, among Funding, as Transferor, Discover Bank, as Master Servicer and Servicer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee;

D.

The Series Termination Date Extension Agreement, dated as of January 31, 2023, among Funding, as Transferor, Discover Bank, as Master Servicer and Servicer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee;

E.	Collateral Certificate Transfer Agreement, dated as of July 26, 2007, between Discover Bank and the Master Trust;

F.	The Amended and Restated Limited Liability Company Agreement of Discover Funding LLC, dated as of May 18, 2015, between Discover Bank, as the sole equity member, and the Special Member of Funding;

G.

The Amended and Restated Indenture, dated as of December 22, 2015, as amended by Amendment No. 1 thereto, dated as of August 27, 2019, and as further amended by Amendment No. 2 thereto, dated as May 31, 2023, between the Issuer and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Indenture Trustee;

H.

The Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, as amended by Amendment No. 1 thereto, dated as of August 27, 2019, and, in each case, as supplemented by the following Terms Documents relating to specified Classes and Tranches of Notes belonging to the DiscoverSeries, in each case, as amended, restated, supplemented, or otherwise modified through the date hereof, each between the Issuer and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Indenture Trustee:

Class A(2008-C) Terms Document, dated as of August 28, 2008

Class D(2009-1) Terms Document, dated as of July 2, 2009

Class A(2010-D) Terms Document, dated as of November 23, 2010

Class A(2011-A) Terms Document, dated as of January 28, 2011

Class A(2015-A) Terms Document, dated as of June 19, 2015

Class A(2019-A) Terms Document, dated as of June 25, 2019

Class A(2021-2) Terms Document, dated as of September 27, 2021

Class A(2022-3) Terms Document, dated as of August 9, 2022

Class A(2022-4) Terms Document, dated as of November 28, 2022

Class B(2023-1) Terms Document, dated as of January 31, 2023

Class C(2023-1) Terms Document, dated as of January 31, 2023

Class A(2023-1) Terms Document, dated as of April 11, 2023

Class A(2023-2) Terms Document, dated as of June 28, 2023

I.	The following Risk Retention Agreements, each relating to the specified Class and Tranche of Notes belonging to DiscoverSeries, each among the Issuer, Discover Bank and Funding:

Class A(2021-2) Risk Retention Agreement, dated as of September 27, 2021

Class A(2022-3) Risk Retention Agreement, dated as of August 9, 2022

Class A(2022-4) Risk Retention Agreement, dated as of November 28, 2022

Class A(2023-1) Risk Retention Agreement, dated as of April 11, 2023

Class A(2023-2) Risk Retention Agreement, dated as of June 28, 2023

J.

The Securities Account Control Agreement, dated as of July 1, 2022, among Funding, as Transferor, Discover Bank, as Master Servicer and Servicer, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as secured party, and U.S. Bank National Association, as Intermediary; and

K.	The Asset Representations Review Agreement, dated as of January 7, 2016, among Discover Bank, as Master Servicer and Servicer, the Issuer, and FTI Consulting, Inc., as Asset Representations Reviewer.